SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) March 14, 2001
--------------------------------------------------------------------------------

                             IVAX DIAGNOSTICS, INC.
                            F/K/A B2BSTORES.COM INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             001-14798                                 113500746
--------------------------------------------------------------------------------
       (Commission File No.)               (IRS Employer Identification No.)

                  2140 North Miami Avenue, Miami, Florida 33127
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (305) 324-2300
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)]

                               B2BSTORES.COM INC.
 -------------------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

ITEM 1.  CHANGE OF CONTROL

         On March 14, 2001, b2bstores.com Inc. (the "Company"), a Delaware corporation, IVAX Corporation ("IVAX"), a Florida corporation, and IVAX Diagnostics, Inc. ("Diagnostics"), a Florida corporation, consummated the merger (the "Merger") of Diagnostics with and into the Company pursuant to a Merger Agreement dated as of November 21, 2000 (the "Merger Agreement"). The Merger was approved by the stockholders of the Company on March 14, 2001, and, pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of the common stock of Diagnostics were automatically converted into an aggregate of 20,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), and non-qualified options previously granted to employees of Diagnostics were converted into non-qualified options to purchase an aggregate of 1,108,795 shares of Common Stock. As part of the Merger, the Company changed its name to "IVAX Diagnostics, Inc." As a result of its acquisition of the Shares from the Company, IVAX owns approximately 70% of the issued and outstanding Common Stock. Pursuant to the terms of the Merger Agreement, IVAX designated five persons to serve, and who were elected, as members of the Company's seven person board of directors. In addition, the executive officers of Diagnostics immediately prior to the Merger were appointed executive officers of the Company. The terms of the Merger Agreement were established as a result of arm's length negotiations between IVAX and the Company.

         The Company is now headquartered in Miami, Florida and develops, manufactures and markets diagnostic test kits, reagents and instruments for use in hospitals and reference laboratories and doctors' offices.

         Other than as set forth above, the Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

ITEM 2.  ACQUISITION OF ASSETS

         See Item 1 above.

         The foregoing description of the Merger is qualified in its entirety by the full text of the Merger Agreement, which is included as Exhibit 2.1 to the Company's Form 8-K dated November 30, 2000 and by the description of the Merger contained in the Proxy Statement of the Company dated January 30, 2001, each of which has been filed with the Securities and Exchange Commission and each of which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  1.       Report of Independent Certified Public Accountants.

                  2. Consolidated Balance Sheets of IVAX Diagnostics, Inc. as of December 31, 2000 and 1999.

                  3. Consolidated Statements of Operations of IVAX Diagnostics, Inc. for the years ended December 31, 2000, 1999 and 1998.

                  4. Consolidated Statements of Shareholder's Equity of IVAX Diagnostics, Inc. for the years ended December 31, 2000, 1999 and 1998.

                  5. Consolidated Statements of Cash Flows of IVAX Diagnostics for the years ended December 31, 2000, 1999 and 1998.

                  6. Notes to Consolidated Financial Statements of IVAX Diagnostics, Inc.

         (B)      PRO FORMA FINANCIAL INFORMATION

                  1. Introduction to Unaudited Pro Forma Combined Condensed Balance Sheet.

                  2. Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2000.

                  3.       Notes to Unaudited Pro Forma Combined Condensed
                           Balance Sheet

         (C)      EXHIBITS

                  25.1     Consent of Arthur Andersen LLP.

                  99.1 Press Release of IVAX Diagnostics, Inc., relating to the consummation of the Merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IVAX DIAGNOSTICS, INC.

                                         By: /S/ MARK DEUTSCH
                                         ---------------------------------------
                                         MARK DEUTSCH
                                         VICE PRESIDENT OF FINANCE AND
                                         CHIEF FINANCIAL OFFICER

Date: March 29, 2001

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and
   Shareholders of IVAX Diagnostics, Inc.:

We have audited the accompanying consolidated balance sheets of IVAX Diagnostics, Inc., a Florida corporation and subsidiary of IVAX Corporation, and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, Shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IVAX Diagnostics, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

As explained in Note 2 to the financial statements, IVAX Diagnostics, Inc. has given retroactive effect to the change in accounting for Emerging Issues Task Force No. 00-10, "Accounting for Shipping and Handling Fees and Costs."

ARTHUR ANDERSEN LLP

Miami, Florida,
   March 6, 2001 (except with respect to matters discussed in the second paragraph of Note 1, and Note 11, as to which the date is March 14, 2001).

                     IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                                                       2000              1999
                                                                   ------------      ------------
                           ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                       $  1,262,888      $  4,217,956
   Accounts receivable, net of allowance for doubtful accounts
     of $2,202,135 and $2,361,532, respectively                       4,576,916         4,231,682
   Inventories                                                        2,693,887         2,427,576
   Deferred income taxes                                                602,279           666,990
   Other current assets                                                  41,171           104,773
                                                                   ------------      ------------
              Total current assets                                    9,177,141        11,648,977
                                                                   ------------      ------------
PROPERTY, PLANT AND EQUIPMENT:
   Land                                                                 352,957           352,957
   Buildings and improvements                                         2,257,882         2,185,850
   Machinery and equipment                                            1,486,882         1,546,985
   Furniture and fixtures                                             1,269,508         1,195,267
                                                                   ------------      ------------
                                                                      5,367,229         5,281,059
   Less - Accumulated depreciation                                   (3,828,822)       (3,541,379)
                                                                   ------------      ------------
                                                                      1,538,407         1,739,680
                                                                   ------------      ------------
OTHER ASSETS:
   Goodwill, net                                                      7,106,135         7,330,307
   Equipment on lease, net                                              614,666           670,411
   Deferred income taxes                                                 59,511            67,425
   Other                                                                164,224           204,958
                                                                   ------------      ------------
                                                                      7,944,536         8,273,101
                                                                   ------------      ------------
              Total assets                                         $ 18,660,084      $ 21,661,758
                                                                   ============      ============

                                   (Continued)

                     IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                   (Continued)

                                                                 2000              1999
                                                             ------------      ------------
           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                          $    769,192      $    720,100
   Accrued expenses                                             2,341,970         2,234,599
   Income taxes payable                                            37,030            94,078
                                                             ------------      ------------
              Total current liabilities                         3,148,192         3,048,777

DUE TO PARENT                                                   7,961,669         8,664,725

OTHER LONG-TERM LIABILITIES                                       331,633           286,066
                                                             ------------      ------------
              Total liabilities                                11,441,494        11,999,568
                                                             ------------      ------------
COMMITMENTS AND CONTINGENCIES (Notes 3 and 9)

SHAREHOLDERS' EQUITY:
   Common stock, par value $0.01 per share,
     authorized 50,000,000 shares, issued and
     outstanding 20,000,000 shares                                200,000           200,000
   Additional paid-in capital                                  11,258,251        11,258,251
   Accumulated deficit                                         (2,087,637)         (232,325)
   Accumulated other comprehensive loss                        (2,152,024)       (1,563,736)
                                                             ------------      ------------
              Total shareholders' equity                        7,218,590         9,662,190
                                                             ------------      ------------
              Total liabilities and shareholders' equity     $ 18,660,084      $ 21,661,758
                                                             ============      ============


           The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                     IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                           2000              1999              1998
                                                       ------------      ------------      ------------
NET REVENUE                                            $ 11,793,010      $ 11,236,779      $  9,718,949

COST OF SALES                                             5,379,668         5,324,356         4,826,159
                                                       ------------      ------------      ------------
              Gross profit                                6,413,342         5,912,423         4,892,790
                                                       ------------      ------------      ------------
OPERATING EXPENSES:
   Selling                                                2,623,738         2,941,791         2,650,947
   General and administrative (Note 9)                    2,081,602         2,938,217         3,831,551
   Research and development                               1,291,042         1,216,040         1,653,752
   Goodwill amortization                                    255,375           257,770           258,603
                                                       ------------      ------------      ------------
              Total operating expenses                    6,251,757         7,353,818         8,394,853
                                                       ------------      ------------      ------------
              Income (loss) from operations                 161,585        (1,441,395)       (3,502,063)
                                                       ------------      ------------      ------------
OTHER INCOME (EXPENSE):
   Interest income                                          157,584           320,210           267,195
   Interest expense - Parent                               (525,794)         (506,741)         (429,658)
   Other income (expense), net                             (117,407)           22,938           (99,490)
                                                       ------------      ------------      ------------
              Total other expense                          (485,617)         (163,593)         (261,953)
                                                       ------------      ------------      ------------
              Loss before provision (benefit)
                for income taxes                           (324,032)       (1,604,988)       (3,764,016)

PROVISION (BENEFIT) FOR INCOME TAXES                      1,531,280           861,216          (181,834)
                                                       ------------      ------------      ------------
              Net loss                                 $ (1,855,312)     $ (2,466,204)     $ (3,582,182)
                                                       ============      ============      ============
              Basic and diluted net loss per share     $       (.09)     $       (.12)     $       (.18)
                                                       ============      ============      ============
              Weighted average shares outstanding        20,000,000        20,000,000        20,000,000
                                                       ============      ============      ============

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                     IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                                       Accumulated
                                                                                        Retained          Other
                                               Common Stock           Additional        Earnings      Comprehensive        Total
                                        -------------------------      Paid-in        (Accumulated       Income        Shareholders'
                                          Shares         Amount        Capital          Deficit)         (Loss)           Equity
                                        ----------     ----------   -------------    -------------    ------------    -------------
BALANCE, December 31, 1997              20,000,000     $  200,000   $  10,758,251    $   5,816,061    $   (784,753)   $  15,989,559

   Comprehensive income:
     Net loss                               -               -              -            (3,582,182)          -           (3,582,182)
     Translation adjustment                 -               -              -                -              544,526          544,526
                                                                                                                      -------------
         Comprehensive income               -               -              -                -                -           (3,037,656)
     Capital contribution from Parent       -               -             500,000           -                -              500,000
                                        ----------     ----------   -------------    -------------    ------------    -------------
BALANCE, December 31, 1998              20,000,000        200,000      11,258,251        2,233,879        (240,227)      13,451,903

   Comprehensive income:
     Net loss                               -               -              -            (2,466,204)          -           (2,466,204)
     Translation adjustment                 -               -              -                -           (1,323,509)      (1,323,509)
                                                                                                                      -------------
         Comprehensive income                                                                                            (3,789,713)
                                        ----------     ----------   -------------    -------------    ------------    -------------
BALANCE, December 31, 1999              20,000,000        200,000      11,258,251         (232,325)     (1,563,736)       9,662,190

   Comprehensive income:
     Net loss                               -               -              -            (1,855,312)          -           (1,855,312)
     Translation adjustment                 -               -              -                -             (588,288)        (588,288)
                                                                                                                      -------------
         Comprehensive income                                                                                            (2,443,600)
                                        ----------     ----------   -------------    -------------    ------------    -------------
BALANCE, December 31, 2000              20,000,000     $  200,000   $  11,258,251    $  (2,087,637)   $ (2,152,024)   $   7,218,590
                                        ==========     ==========   =============    =============    ============    =============

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                     IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                            2000             1999             1998
                                                                        -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                           $(1,855,312)     $(2,466,204)     $(3,582,182)
     Adjustments to reconcile net loss to net cash
       used in operating activities-
         Depreciation and amortization                                      998,399        1,079,038        1,098,359
         Provision for losses on accounts receivable                         43,715           68,385           64,520
         Loss on asset sale                                                      --               --           33,660
         Deferred income tax provision                                      136,298          134,997           33,192
         Changes in operating assets and liabilities:
           Accounts receivable                                             (601,140)         783,920         (267,158)
           Inventories                                                     (325,663)        (557,040)         263,802
           Income taxes receivable                                               --          611,647         (640,083)
           Other current assets                                              57,312           10,381           (2,128)
           Other assets                                                      36,628            9,728            9,424
           Accounts payable and accrued expenses                            216,606           76,493          456,759
           Other long-term liabilities                                       64,683         (181,913)          65,456
                                                                        -----------      -----------      -----------
                Net cash used in operating activities                    (1,228,474)        (430,568)      (2,466,379)
                                                                        -----------      -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures, net                                               (149,137)        (118,539)        (217,988)
   Cash proceeds from sale of property, plant and equipment                      --               --            8,044
   Acquisition of equipment on lease                                       (367,530)        (445,181)        (458,354)
                                                                        -----------      -----------      -----------
                Net cash used in investing activities                      (516,667)        (563,720)        (668,298)
                                                                        -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital contribution from Parent                                              --               --          500,000
   Change in due to Parent                                                 (703,056)       4,596,714        2,637,147
                                                                        -----------      -----------      -----------
                Net cash provided by (used in) financing activities        (703,056)       4,596,714        3,137,147
                                                                        -----------      -----------      -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
   AND CASH EQUIVALENTS                                                    (506,871)      (1,538,412)         597,468
                                                                        -----------      -----------      -----------
NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                      (2,955,068)       2,064,014          599,938

CASH AND CASH EQUIVALENTS, beginning of year                              4,217,956        2,153,942        1,554,004
                                                                        -----------      -----------      -----------
CASH AND CASH EQUIVALENTS, end of year                                  $ 1,262,888      $ 4,217,956      $ 2,153,942
                                                                        ===========      ===========      ===========
SUPPLEMENTAL DISCLOSURES:
   Interest paid                                                        $        --      $        --      $     6,243
                                                                        ===========      ===========      ===========
   Income taxes paid                                                    $   696,200      $   204,430      $    59,746
                                                                        ===========      ===========      ===========

           The accompanying notes to consolidated financial statements are an integral part of these statements.

                     IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

1.   ORGANIZATION AND OPERATIONS

IVAX Diagnostics, Inc. ("Diagnostics" or the "Company") is a Florida corporation and a subsidiary of IVAX Corporation ("IVAX" or the "Parent"). The Company is engaged in developing, manufacturing and marketing diagnostic test kits, reagents and instruments for use in hospital and reference laboratories and doctors' offices. For the years ended December 31, 2000, 1999 and 1998 the Company generated net losses and required net cash advances from IVAX to fund its operations.

On November 21, 2000, Diagnostics and b2bstores.com Inc., a Delaware corporation ("B2B"), entered into a merger agreement, pursuant to which B2B agreed to issue 20,000,000 shares of its common stock to IVAX in exchange for all of Diagnostics' common stock. On March 14, 2001, Diagnostics completed its merger with B2B, resulting in IVAX owning approximately 70% of B2B, which immediately changed its name to "IVAX Diagnostics, Inc." and began trading under the symbol "IVD" on the American Stock Exchange.

As of December 31, 2000, the principal asset of B2B is $24.6 million in cash and marketable securities. The merger is considered a reverse merger for accounting purposes and as a result:

         o The accompanying consolidated financial statements have been retroactively restated, as if a stock split occurred, to reflect the 20,000,000 shares of B2B common stock that IVAX received in the merger as outstanding for all periods presented. Other than for the stock split, the accompanying consolidated financial statements do not reflect any other adjustments that may result from the merger.

         o The first quarter of 2001 consolidated financial statements of Diagnostics will further reflect the closing of the merger on March 14, 2001 as a capital transaction equivalent to the issuance of common stock by Diagnostics for B2B's net monetary assets.

Pursuant to the terms of the Company's 1999 Plan (Note 7), the difference between the $.73 exercise price and the fair value of the 1,108,795 options outstanding will be recorded in the first quarter of 2001 as compensation expense by Diagnostics.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

On September 28, 1998, IVAX, the then owner of 100% of the common stock of Immunovision, Inc. and Diamedix Corporation contributed its ownership of these companies to the Company. As the transfer was between companies under common control, it has been accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, the 1998 financial statements of the Company have been retroactively restated to include the results of Immunovision, Inc. and Diamedix Corporation for all periods presented.

       Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company's actual results in subsequent periods may differ from the estimates and assumptions used in the preparation of the accompanying consolidated financial statements. Significant estimates include the allowance for doubtful accounts, inventory reserves, litigation accruals, customer returns, discounts and allowances, warranty accruals and deferred tax asset valuation allowances.

       Recently Issued Accounting Standards

In December 1999, Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 101 regarding revenue recognition was issued. SAB No. 101 clarifies issues relating to revenue recognition in financial statements including income statement presentation and disclosure. SAB No. 101 is effective for the Company for the fourth fiscal quarter of all years beginning after December 15, 1999. As such, the Company adopted SAB No. 101 on October 1, 2000. The adoption did not have a material effect on the Company's financial position or results of operations.

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS Nos. 137 and 138, in the first quarter of 2001. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The adoption of SFAS No. 133, as amended, did not have a material impact on the Company's consolidated financial statements as the Company had no derivative financial instruments at December 31, 2000.

EITF Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs," requires that amounts billed to a customer related to shipping and handling be classified as revenue, and allows companies to adopt a policy of including shipping and handling costs in cost of sales or another income statement line item. Diagnostics adopted EITF Issue No. 00-10 in the fourth quarter of 2000 and elected to report the costs of shipping and handling in cost of sales. Prior quarter and annual amounts have been reclassified to conform to the current classification resulting in an approximately 1% decrease in gross profit margins from those previously reported.

EITF Issue No. 00-14, "Accounting for Certain Sales Incentives," addresses the recognition, measurement and income statement classification for sales incentives offered voluntarily by a vendor, without charge to the customer, in a single exchange transaction at the point of sale. In addition to providing guidance or when to recognize and how to measure the cost of sales incentives, it requires that incentives in the form of a reduction in or refund of the selling price of a product or service be classified as a reduction of revenue and incentives in the form of free products or services delivered at the time of sale should be classified as an expense. The amended effective date of adoption is the later of fiscal quarters beginning after March 15, 2001 or fiscal years beginning after December 15, 1999. Diagnostics elected to adopt EITF Issue No. 00-14 in the fourth quarter of 2000. The adoption of EITF Issue No. 00-14 did not have a material impact on the Company's consolidated financial statements.

       Cash and Cash Equivalents

The Company considers all investments with a maturity of three months or less as of the date of purchase to be cash equivalents.

       Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. Components of inventory cost include materials, labor and manufacturing overhead. In evaluating whether inventory is stated at the lower of cost or market, management considers such factors as the amount of inventory on hand, estimated time required to sell such inventory, remaining shelf life and current market conditions. Reserves are provided as appropriate to reduce excess or obsolete inventories to the lower of cost or market. Inventories consist of the following:

                                              December 31,
                                    ---------------------------------
                                        2000                 1999
                                    ------------         ------------
Raw materials                       $  1,228,781         $  1,028,508
Work-in-process                          309,216              418,758
Finished goods                         1,155,890              980,310
                                    ------------         ------------
     Total                          $  2,693,887         $  2,427,576
                                    ============         ============

       Property, Plant and Equipment

Property, plant and equipment are carried at cost, less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets as follows:

                                                Years
                                              ---------
Buildings and improvements                       5-20
Machinery and equipment                          3-10
Furniture and fixtures                           3-10

Costs of major additions and improvements are capitalized and expenditures for maintenance and repairs which do not extend the life of the assets are expensed. Upon sale or disposition of property, plant and equipment, the cost and related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is credited or charged to operations.

Depreciation expense related to property, plant and equipment was $346,839, $393,800 and $402,253 for the years ended December 31, 2000, 1999 and 1998, respectively.

       Goodwill

Cost in excess of net assets of acquired companies (goodwill) is amortized using the straight-line method over 40 years. Goodwill is reported net of accumulated amortization and consists of the following:

                                                         December 31,
                                              ---------------------------------
                                                  2000                 1999
                                              ------------         ------------
Goodwill                                      $  9,219,591         $  9,083,157
Less - Accumulated amortization                 (2,113,456)          (1,752,850)
                                              ------------         ------------
                                              $  7,106,135         $  7,330,307
                                              ============         ============

Amortization expense related to goodwill was $255,375, $257,770 and $258,603 for the years ended December 31, 2000, 1999 and 1998, respectively.

       Equipment on Lease, net

The cost of the Company's owned instruments, which are placed under reagent rental programs at customer facilities for testing and usage of the Company's products (see Note 2 - Revenue Recognition), less accumulated amortization consists of the following:

                                                         December 31,
                                              ----------------------------------
                                                  2000                 1999
                                              ------------         ------------
Equipment on lease at cost                    $  2,227,122         $  1,970,734
Less - Accumulated amortization                 (1,612,456)          (1,300,323)
                                              ------------         ------------
                                              $    614,666         $    670,411
                                              ============         ============

Equipment on lease is amortized over three years. Amortization expense related to equipment on lease was $396,185, $427,468 and $437,503 for the years ended December 31, 2000, 1999 and 1998, respectively.

       Review for Impairment

The Company continually evaluates whether events and circumstances have occurred that indicate that the remaining balance of long-lived assets including goodwill, may not be recoverable. When factors indicate that long-lived assets, including goodwill, may be impaired, the Company uses various methods to estimate the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset. Any impairment amount is charged to operations.

       Foreign Currencies

The Company's operations include operations that are located in Italy. Assets and liabilities as stated in the local reporting and functional currency are translated at the rate of exchange prevailing at the balance sheet date. The gains or losses that result from this process are shown in the accumulated other comprehensive income (loss) caption in the Shareholder's equity section of the accompanying consolidated balance sheets. Amounts in the consolidated statements of operations are translated at the average rates for the period.

The Company is exposed to the risk of currency fluctuation, as a significant portion of its operations occur in Italy. The Company does not use financial derivatives to hedge either exchange rates or interest rate fluctuations.

       Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term maturity of the instruments and reserves for potential losses, as applicable. The Company does not speculate in the foreign exchange market.

       Revenue Recognition

Revenue and the related cost of sales on sales of test kits and instruments are recognized at the time of shipment. Net revenue is comprised of gross revenue less provisions for expected customer returns, allowances and discounts. These provisions and discounts totaled $14,978, $34,968 and $7,611 for the years ended December 31, 2000, 1999 and 1998, respectively.

The Company also owns instruments, which it places under reagent rental programs common to the industry for periods of time at customer facilities for testing and usage of the Company's products ("equipment on lease"). The instrument system, utilized by customers to expedite the performance of certain tests, are paid for over an agreed upon contract period by the purchase of test kits. Revenue is recognized ratably over the rental period.

Provision for estimated warranty claims are established by the Company concurrently with the recognition of revenue. Provisions are established in accordance with generally accepted accounting principles based upon consideration of a variety of factors, including actual experience for products during the past several years by product type, the market for the product, estimated customer inventory levels by product and projected economic conditions. Actual customer returns, allowances and discounts and warranty claims incurred are, however, dependent upon future events. The Company continually monitors the factors that influence customer returns, allowances and discounts and warranty claims and makes adjustments to these provisions when management believes that actual amounts may differ from established reserves.

       Research and Development Costs

Company sponsored research and development costs related to future products are expensed currently.

       Stock-Based Compensation Plans

The employees of the Company are eligible to participate in the stock option plans of IVAX. As permissible under SFAS No. 123, "Accounting for Stock-based Compensation," the Company accounts for all stock-based compensation arrangements using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and discloses pro forma net earnings and earnings per share amounts as if the fair value method had been adopted.

       Comprehensive Loss

Comprehensive loss, consisting of the sum of net loss and translation adjustment, was $2,443,600, 3,789,713 and $3,037,656 for the years ended December 31, 2000, 1999 and 1998, respectively.

       Earnings per Share

Loss per share is computed by dividing net loss by the weighted average number of common and common equivalent shares outstanding during the period. All outstanding stock options are considered common stock equivalents. The dilutive effect, if any, of those options is calculated using the treasury stock method. Basic and diluted net loss per share are the same for all periods presented. The number of stock options outstanding not included in the calculation of earnings per share because their impact is antidilutive was 1,108,795, 1,108,795, and 0 for the years ended December 31, 2000, 1999 and 1998, respectively.

3.   CONCENTRATION OF CREDIT RISK

The Company performs periodic credit evaluations of its customers' financial condition and provides allowances for doubtful accounts as required. One customer accounted for 40.8% and 9.8% of the Company's net accounts receivable as of December 31, 2000 and 1999, respectively. The same customer accounted for 40.1%, 27.8% and 14.0% of the Company's net revenues for the years ended December 31, 2000, 1999 and 1998, respectively. The customer and the Company entered into a contract in April 1999, pursuant to which the customer agreed to purchase minimum levels of the Company's products during the three-year period beginning May 1, 1999.

Twice during 2000, the Company's largest customer suspended its purchases of the Company's products for several months while representatives of the Company and the customer resolved certain product issues. On January 10, 2001, shipments to the Company's largest customer resumed. There can be no assurance that the customer will make additional purchases at the anticipated levels or within the anticipated time frame. The failure of the customer to do so would have a material adverse effect on the Company's business, prospects, operating results and financial condition.

4.   INCOME TAXES

The Company reports its income taxes as part of a consolidated group with the Parent. For financial statement purposes, the Company accounts for income taxes on a stand-alone basis as though the Company had filed its own income tax returns.

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets or liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period. If available evidence suggest that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance would be included in the provision for deferred income taxes in the period of change. At December 31, 2000 and 1999, the Company has provided full valuation reserves against its net domestic deferred tax assets because the Company does not believe that it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The provision (benefit) for income taxes consists of the following:

                                          December 31,
                      -----------------------------------------------------
                          2000                 1999                1998
                      ------------         -----------          -----------
Current:
    Foreign           $  1,394,982         $   726,219          $  (215,026)

Deferred:
    Foreign                136,298             134,997               33,192
                      ------------         -----------          -----------
        Total         $  1,531,280         $   861,216          $  (181,834)
                      ============         ===========          ===========

A detail of the significant components of the net foreign deferred income tax asset (liability) balances follows:

                                                           December 31,
                                                   ----------------------------
                                                      2000              1999
                                                   -----------      -----------
Accounts receivable allowances                     $   631,692      $   626,265
Reserves and accruals                                  (29,413)          40,725
Book/tax depreciation differences on
  property, plant and equipment                         59,506           65,791
Other                                                        5            1,634
                                                   -----------      -----------
                                                   $   661,790      $   734,415
                                                   ===========      ===========

As discussed above, the Company has established a full valuation allowance on its net domestic deferred tax assets, which are primarily comprised of net operating loss carryforwards of approximately $4.7 million and $2.6 million at December 31, 2000 and 1999, respectively. These domestic net operating loss carryforwards are available for use by the Parent. On a separate return basis, no recognition of that utilization is reflected in the accompanying consolidated financial statements. These domestic net operating loss carryforwards begin to expire in 2012.

The Company's income tax provisions for the years ended December 31, 2000, 1999 and 1998 were different from the amount computed on the loss before provision for income taxes at the statutory rate of 35% primarily due to the nonrecognition of the benefits of domestic losses of $3,148,332, $1,406,765 and $2,794,739, respectively.

United States income taxes have not been provided on undistributed earnings of foreign subsidiaries, as such earnings are being retained indefinitely by such subsidiaries for reinvestment. The distribution of these earnings would first reduce the domestic valuation allowance before resulting in additional United States income taxes.

5.   EMPLOYEE BENEFIT PLAN

The Company's employees within the United States are eligible to participate in IVAX' 401(k) retirement plan, which permits pre-tax employee payroll contributions (subject to certain limitations) and discretionary employer matching contributions. Total matching contributions for the years ended December 31, 2000, 1999 and 1998 were $62,990, $59,569 and $45,520, respectively.

6.   ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                         December 31,
                                              ---------------------------------
                                                  2000                 1999
                                              ------------         ------------
Accrued payroll costs                         $    405,080         $    344,453
Other accrued taxes                              1,120,350            1,508,940
Professional fees                                  454,656              112,227
Other                                              361,884              268,979
                                              ------------         ------------
                                              $  2,341,970         $  2,234,599
                                              ============         ============

7.   SHAREHOLDERS' EQUITY

       Employee Stock Purchase Program

On June 17, 1999, IVAX' 1999 Employee Stock Purchase Plan ("ESPP") was approved at the Annual Meeting of IVAX' shareholders. IVAX' Board of Directors also approved the purchase of common stock in the open market, as needed, for the ESPP. The ESPP became effective January 1, 2000 for employees of the Company based in the United States and Puerto Rico and allows them to purchase IVAX common stock at 85% of the fair market value on the enrollment date or exercise date, whichever is lower. The maximum amount of stock an employee may purchase in a year is $25,000 and subsequent resale is restricted as stated in the ESPP. IVAX believes ESPP qualifies as a noncompensatory plan under guidelines of APB No. 25, and as such no compensation is recorded by IVAX or the Company.

       Common Stock

Concurrent with the approval of the merger discussed in Note 1, the aforementioned merger date, the Company amended its articles of incorporation to increase the number of shares of authorized common stock from 25 million to 50 million.

In June of 1998, IVAX made a $500,000 capital contribution to the Company.

       Stock Option Plan

Employees of the Company are eligible to participate in the IVAX 1997 Employee Stock Option Plan, as amended (the "1997 Plan"), which permits the issuance of options to employees and consultants to purchase shares of IVAX common stock. The 1997 Plan provides that the exercise price of the issued options shall be no less than the fair market value of the common stock on the date of grant and that the option terms shall not exceed ten years.

The following summarizes outstanding stock options under the 1997 Plan for employees of the Company:

                                               Number of      Weighted Average
                                                Shares         Exercise Price
                                              ----------      ----------------
Outstanding at January 1, 1998                   372,858          $ 13.48
    Granted                                      249,270             5.55
    Terminated                                  (365,109)           13.47
Outstanding at December 31, 1998                 257,019             6.53
    Terminated                                    (6,649)           15.35
    Exercised                                    (40,702)            5.55
                                              ----------
Outstanding at December 31, 1999                 209,668             6.44
    Granted                                       30,000            18.29
    Exercised                                   (116,211)            5.60
                                              ----------
Outstanding at December 31, 2000                 123,457             9.82
                                              ==========          =======
Options exercisable at December 31, 2000          93,457          $ 10.93
                                              ==========          =======

The Company's pro forma net loss and pro forma weighted average fair value of options granted, with related assumptions, assuming the Company had adopted the fair value method of accounting for all stock-based compensation arrangements consistent with the provisions of SFAS No. 123, using the Black-Scholes option pricing model, are indicated below for the years ended December 31, 2000, 1999 and 1998.

                                         2000          1999          1998
                                     -----------   -----------   -----------
Net loss as reported                 $(1,855,312)  $(2,466,204)  $(3,582,182)

Pro forma net loss                    (1,896,120)   (2,520,449)   (3,626,549)

Pro forma basic and diluted
    earnings per share                      (.09)         (.13)         (.18)

Pro forma weighted average fair
    value of options granted               10.39            --          1.53

Expected life (years)                       5.4           4.1           4.6

Risk-free interest rate               5.44%-6.63%   4.57%-6.08%   4.37%-5.65%

Expected volatility                           25%           27%           27%

Dividend yield                                 0%            0%            0%

Effective June 29, 1999, the Board of Directors of the Company approved the Company's 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan permits the issuance of options to employees, non-employee directors and consultants of the Company to purchase up to 2,000,000 shares of the 50,000,000 authorized shares of the Company. In June and August of 1999 (as determined below), non-qualified options of 1,144,795 shares of common stock were granted with an exercise price of $.73 per share, a vesting schedule of 50% at the end of year 2 and 25% at the end of years 3 and 4 and expiration dates ranging from June to August of 2006. To date no options have been exercised and 36,000 options have been terminated.

Under the 1999 Plan, prior to the consummation of an initial public offering ("IPO"), fair value shall be determined based on the book value per share of the Company and its subsidiaries as reflected on the most recently prepared financial statements of the Company, assuming that all options outstanding under the 1999 Plan have been exercised (whether or not such options are exercisable at the time the determination of value is made). Any capital contribution made by the Parent will be excluded from the book value calculation.

Upon completion of an IPO, fair value shall be determined by reference to available market quotations. The options are not exercisable until the date on which an IPO is consummated. If, prior to the consummation of an initial public offering, there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving corporation (other than a merger of the Company in which the holders of the Company's outstanding voting securities immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger and other than a merger or consolidation which itself would result in an initial public offering), or (b) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company to an entity which is not a wholly-owned subsidiary of the Company (each of the foregoing a "Corporate Transaction"), then the vesting and exercisability of each option outstanding under the 1999 Plan will be automatically accelerated so that each such option will, immediately prior to the specified effective date of such Corporate Transaction, become fully exercisable with respect to the total number of shares subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of such Corporate Transaction, all outstanding options under the 1999 Plan will, to the extent not previously exercised, terminate and cease to be outstanding.

If, following the Company's consummation of an IPO the shareholders of the Company approve any Corporate Transaction then, to the extent such options are not either assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, the vesting and exercisability of each option outstanding under the 1999 Plan will be automatically accelerated so that each such option will, immediately prior to the specified effective date of such Corporate Transaction, become fully exercisable with respect to the total number of shares subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of such Corporate Transaction, all outstanding options under the 1999 Plan will, to the extent not previously exercised, assumed by the successor corporation or its parent or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, terminate and cease to be outstanding.

If the Company has not consummated an IPO on or before the fourth anniversary of the date on which the 1999 Plan is adopted by the Board of Directors (i.e., June 29, 2003) then at any time after the fourth anniversary, the employee may elect to return any of such employee's vested options to the Company in exchange for a cash payment from the Company equal to the excess of the share value as of the date such employee exercises such right over the per share exercise price of such option (multiplied by the number of share options to be exercised).

For the year ended December 31, 2000, no compensation expense had been recorded related to the Company's 1999 Plan because there has not been an increase in the book value per share above the $.73 exercise price.

8.   SEGMENT INFORMATION

Diagnostics' management reviews financial information, allocates resources and manages its business by geographic region. The Domestic region contains Diagnostics' subsidiaries in the United States. The Italian region contains subsidiaries located in Italy. The information provided is based on internal reports and was developed and utilized by management for the sole purpose of tracking trends and changes in the results of the regions. The information, including the allocations of expense and overhead, were calculated based on a management approach and may not reflect the actual economic costs, contributions or results of operations of the regions as stand alone businesses. If a different basis of presentation or allocation were utilized, the relative contributions of the regions might differ but the relative trends would, in management's view, likely not be materially impacted. The table below sets forth net revenue, income from operations and assets by region.

                                             Domestic            Italian          Eliminations          Total
                                           --------------      --------------    -------------       -------------
December 31, 2000:
   External net sales                      $    4,144,986      $    7,648,024    $          --       $  11,793,010
   Intercompany sales                             573,377             400,524         (973,901)                 --
                                           --------------      --------------    -------------       -------------
   Net revenue                             $    4,718,363      $    8,048,548    $    (973,901)      $  11,793,010
                                           ==============      ==============    =============       =============
   Income (loss) from operations           $   (2,354,438)     $    2,491,529    $      24,494       $     161,585
                                           ==============      ==============    =============       =============
   Assets                                  $    4,377,560      $   14,314,351    $     (31,827)      $  18,660,084
                                           ==============      ==============    =============       =============
December 31, 1999:
   External net sales                      $    3,950,767      $    7,286,012    $          --       $  11,236,779
   Intercompany sales                             630,968             429,899       (1,060,867)                 --
                                           --------------      --------------    -------------       -------------
   Net revenue                             $    4,581,735      $    7,715,911    $  (1,060,867)      $  11,236,779
                                           ==============      ==============    =============       =============
   Income (loss) from operations           $   (3,193,725)     $    1,807,734    $     (55,404)      $  (1,441,395)
                                           ==============      ==============    =============       =============
   Assets                                  $    4,205,192      $   17,534,366    $     (77,800)      $  21,661,758
                                           ==============      ==============    =============       =============
December 31, 1998:
   External net sales                      $    4,005,129      $    5,713,820    $          --       $   9,718,949
   Intercompany sales                             446,958             134,479         (581,437)                 --
                                           --------------      --------------    -------------       -------------
   Net revenue                             $    4,452,087      $    5,848,299    $    (581,437)      $   9,718,949
                                           ==============      ==============    =============       =============
   Income (loss) from operations           $   (3,504,772)     $       (8,761)   $      11,470       $  (3,502,063)
                                           ==============      ==============    =============       =============
   Assets                                  $    4,310,890      $   17,831,730    $     (22,396)      $  22,120,224
                                           ==============      ==============    =============       =============

9.   COMMITMENTS AND CONTIGENCIES

       Leases

The Company leases office, plant and warehouse facilities under noncancellable operating leases. Rent expense for the years ended December 31, 2000, 1999 and 1998 totaled $189,395, $202,459 and $201,111, respectively. The future minimum lease payments under noncancellable capital leases and their related assets recorded at December 31, 1999 and 1998 were not material. The future minimum lease payments under noncancellable operating leases with initial or remaining terms of one year or more at December 31, 2000, were as follows:

                                              Operating
                                                Leases
                                             -----------
2001                                         $   241,537
2002                                             223,037
2003                                             181,922
                                             -----------
     Total minimum lease payments            $   646,566
                                             ===========

       Litigation, Claims and Assessments

In August of 1996, a company filed a declatory judgment action seeking to invalidate certain patents licensed from the Company. A settlement was reached in favor of the Company in 2000 for $500,000. This amount was received and recorded by the Company in 2000 as a reduction of general and administrative expenses.

The Company is involved in various other legal claims, regulatory matters, trademark matters and other notices and demand proceedings arising in the ordinary course of business. While it is not feasible to predict or determine the outcome of these proceedings, in the opinion of management, based on a review with legal counsel, any losses resulting from such legal proceedings will not have a material adverse impact on the financial position, results of operations or cash flows of the Company.

On March 2, 2001, B2B received notice that a Shareholder of B2B filed a lawsuit against B2B and two of its directors. The lawsuit alleges that B2B violated certain aspects of Section 14(a) of the Securities Exchange Act of 1934, as amended, and that certain directors breached their fiduciary duties in connection with the Merger. The suit seeks the court's determination of declaratory relief as to whether (i) the proxy statement materials sent to shareholders shall be considered null, void and unenforceable, (ii) the Merger, if accomplished based on the use of the proxy materials, should be set aside, and (iii) the termination fee of $1.0 million, as defined in the Merger Agreement, shall be found void. The directors and officers of B2B deny the allegations and intend to vigorously defend such claims, but the ultimate outcome of any such legal proceeding cannot be determined.

10.  RELATED-PARTY TRANSACTIONS

Included in the accompanying consolidated balance sheets as due to Parent are amounts due to IVAX as follows:

                                                       December 31,
                                             -------------------------------
                                                 2000               1999
                                             ------------       ------------
Advances from IVAX, unsecured
   and interest bearing                      $  4,144,812       $  6,424,812
Advances from IVAX, unsecured
   and noninterest bearing                      3,816,857          2,239,913
                                             ------------       ------------
                                             $  7,961,669       $  8,664,725
                                             ============       ============

IVAX charges interest, which is included in the accompanying statement of operations, on the interest bearing advances at prime plus 1%, which ranged from 8.75% to 9.5% from 1998 to 2000.

At December 31, 1999, accounts receivable in the amount of $660,324, respectively were sold at book value to an affiliate of the Company and were repurchased for the same price on January 1, 2000.

IVAX administrates and funds health care claims on behalf of the Company and charges the Company a fee reflective at the cost of service. Additionally, IVAX provides certain legal, treasury, tax, insurance, payroll and human resource service to the Company for which no fee is charged to the Company.

11.  SUBSEQUENT EVENTS (Unaudited)

On November 21, 2000, B2B, IVAX, and Diagnostics entered into a definitive merger agreement, according to which Diagnostics would be merged with and into B2B (the "Merger"). On March 14, 2001, the shareholders of B2B approved the Merger and it became effective. B2B is the surviving corporation in the Merger. As a result, B2B automatically acquired all of Diagnostics' assets and assumed all of Diagnostics' liabilities and obligations. B2B has changed its name from b2bstores.com Inc. to IVAX Diagnostics, Inc. and its trading symbol from BTBC on NASDAQ Exchange to IVD on the American Stock Exchange. As consideration for the Merger, B2B issued to IVAX 20 million shares of B2B common stock. At the time of closing of the Merger, B2B met or exceeded all minimum cash and equity standards established by the Merger Agreement. B2B incurred approximately $2,700,000 of charges and expenses, related to the Merger including investment banking expenses, finders' fees, professional fees and other related charges including severance payments of approximately $561,000 to certain of its officers. Of these expenses, approximately $600,000 was incurred in fiscal 2000, $500,000 during fiscal 2001 and, upon consummation of the Merger, an additional $1,600,000. A lawsuit was filed by a shareholder of B2B to cease and/or reverse the finalization of the Merger. In the event this shareholder is successful in its attempt to void this agreement, B2B could be subject to a $1 million termination fee. Additional costs relating to the outcome of certain litigation brought by a shareholder (see Note 9) may be incurred as a result of the Merger.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

The following unaudited pro forma combined condensed balance sheet as of December 31, 2000 gives effect to the merger of the Company and B2B. The unaudited pro forma combined condensed balance sheet is based on the estimates and assumptions in the notes to such statements. This information should be read in conjunction with the historical financial statements and notes thereto, which are included elsewhere in this Form 8-K.

The merger has been accounted for as a capital transaction equivalent to the issuance of stock by the Company for B2B's net monetary assets, accompanied by a recapitalization of the Company.

The pro forma adjustments are described in the accompanying notes to unaudited pro forma combined condensed balance sheet. The unaudited pro forma combined condensed balance sheet assumes the Merger had occurred as of December 31, 2000. No proforma statement of operations has been presented since B2B's Internet business operations have terminated and will be reflected as discontinued operations in B2B's future financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                             AS OF DECEMBER 31, 2000

                                 (In thousands)

                                                              IVAX                                              Pro Forma
                        ASSETS                             Diagnostic           B2B           Adjustments        Combined
                        ------                             ----------       ----------        -----------      ----------
CURRENT ASSETS:
   Cash and cash equivalents                                $  1,263        $   18,944        $   (2,700)(a)   $   17,507
   Marketable securities                                        -                5,625              -               5,625
   Accounts receivable, net                                    4,577              -                 -               4,577
   Inventories                                                 2,694              -                 -               2,694
   Deferred income taxes                                         602              -                 -                 602
   Other current assets                                           41                39               (39)(b)           41
                                                            --------        ----------        ----------       ----------
              Total current assets                             9,177            24,608            (2,739)          31,046
                                                            --------        ----------        ----------       ----------
PROPERTY, PLANT AND EQUIPMENT                                  1,538              -                 -               1,538
                                                            --------        ----------        ----------       ----------
OTHER ASSETS:
   Goodwill, net                                               7,106              -                 -               7,106
   Equipment on lease, net                                       615              -                 -                 615
   Deferred income taxes                                          60              -                 -                  60
   Other                                                         164              -                 -                 164
                                                            --------        ----------        ----------       ----------
                                                               7,945              -                 -               7,945
                                                            --------        ----------        ----------       ----------
              Total assets                                  $ 18,660        $   24,608        $   (2,739)      $   40,529
                                                            ========        ==========        ==========       ==========

                   LIABILITIES AND
                 STOCKHOLDER'S EQUITY
                 --------------------
CURRENT LIABILITIES:
   Accounts payable and accrued expense                     $  3,111        $       90        $      (90)(b)   $    3,111
   Income taxes payable                                           37              -                 -                  37
   Net liabilities of discontinued operations                   -                   93                51(b)           144
                                                            --------        ----------        ----------       ----------
              Total current liabilities                        3,148               183               (39)           3,292

DUE TO PARENT                                                  7,962              -               (7,962)(c)         -

OTHER LONG-TERM LIABILITIES                                      331              -                 -                 331
                                                            --------        ----------        ----------       ----------
              Total liabilities                               11,441               183            (8,001)           3,623
                                                            --------        ----------        ----------       ----------
STOCKHOLDER'S EQUITY:
   Preferred stock                                              -                 -                 -                -
   Common stock                                                  200                86              -                 286
   Additional paid-in capital                                 11,258            35,903              -              47,161
                                                                                                   7,962 (c)
                                                                                                 (11,564)(d)
   Accumulated deficit                                        (2,088)          (11,564)           (2,700)(a)       (8,390)
                                                                                                  11,564 (d)
   Accumulated other comprehensive loss                       (2,151)             -                 -              (2,151)
                                                            --------        ----------        ----------       ----------
              Total stockholder's equity                       7,219            24,425             5,262           36,906
                                                            --------        ----------        ----------       ----------
              Total liabilities and
                stockholder's equity                        $ 18,660        $   24,608        $   (2,739)      $   40,529
                                                            ========        ==========        ==========       ==========

        The accompanying notes to unaudited pro forma combined condensed financial statements are an integral part of this balance sheet.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL INFORMATION

Note 1: The pro forma combined condensed financial information for the periods presented does not reflect the difference between the fair value of B2B's common stock and the $.73 exercise price of outstanding options to acquire 1,108,795 shares of B2B's common stock pursuant to the stock option plan of the Company that B2B will assume as part of the merger and which are exercisable. The difference between the fair value of B2B's common stock and the $.73 exercise price for each such option will be recorded as an expense based upon the fair value on that date.

Note 2:  The pro forma adjustments were made:

         (a)   To record the estimated cost of the Merger.

         (b)   To reflect the operations of B2B as discontinued.

         (c) To reflect the contribution to capital of amounts due to affiliates of the Company which will not be repaid.

         (d)   To eliminate B2B's historical accumulated deficit.

                                INDEX TO EXHIBITS

Exhibit No.         Description
-----------         -----------
   23.1             Consent of Arthur Andersen LLP.

   99.1 Press Release of IVAX Diagnostics, Inc., relating to the consummation of the Merger.